UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2021, Mirati Therapeutics, Inc. (“Mirati”) and Zai Lab Ltd. (“Zai”) entered into a collaboration and license agreement (the “Agreement”), pursuant to which Mirati and Zai agreed to collaboratively develop MRTX849 (adagrasib) in China, Macau, Hong Kong and Taiwan (the “Licensed Territory”). Under the Agreement, Mirati granted Zai the right to research, develop, manufacture and exclusively commercialize adagrasib in all indications in the Licensed Territory, with Mirati retaining exclusive rights for the development, manufacturing and commercialization of adagrasib outside the Licensed Territory and certain co-commercialization, manufacture, and development rights in the Licensed Territory.

As consideration for the rights granted to Zai under the Agreement, Zai agreed to pay to Mirati an upfront fee of $65.0 million. Zai is also required to make milestone payments to Mirati of up to an aggregate of $273.0 million upon the achievement of specified clinical, regulatory and sales milestones. The Agreement additionally provides that Zai is obligated to pay to Mirati royalties at tiered percentage rates ranging from the high teens to low twenties percent on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances.

The Agreement will terminate on a licensed product-by-licensed product basis and on a region-by-region basis in the Licensed Territory, upon the later to occur of (i) the date of expiration of the last valid claim covering such licensed product in such region, (ii) the date that is 10 years after the date of the first commercial sale in such region and (iii) the expiration date of any regulatory exclusivity for such licensed product in such region, or for a co-commercialized product on the date the parties agree to terminate such co-commercialization, or in its entirety upon the expiration of all payment obligations under this Agreement. Zai may terminate the Agreement at any time by providing 12 months’ notice to Mirati. Either party may terminate the Agreement upon a material breach by the other party that remains uncured or upon certain bankruptcy events. In addition, Mirati may terminate the Agreement if Zai challenges the licensed patent rights.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Mirati’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

On June 1, 2021, Mirati and Zai issued a joint press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	MIRATI THERAPEUTICS, INC.

	By:	/s/ Reena R. Desai
Reena R. Desai
General Counsel and Corporate Secretary